Advisory Agreement dated November 16, 2012 between the Registrant, on behalf of McDonnell
Intermediate Municipal Bond Fund and NGAM
Advisors is incorporated by reference to exhibit
(d)(1)(xvii) to PEA No. 170 filed on December
28, 2012 (Accession No. 0001193125-12-
517684).

Sub-Advisory Agreement dated November 16,
2012 among the Registrant, on behalf of
McDonnell Intermediate Municipal Bond Fund,
NGAM Advisors and McDonnell Investment
Management, LLC is incorporated by reference to exhibit (d)(2)(xii) to PEA No. 170 filed on December 28, 2012 (Accession No.
0001193125-12-517684).

Sub-Advisory Agreement dated January 1, 2013 among the Registrant, on behalf of McDonnell
Intermediate Municipal Bond Fund, NGAM
Advisors and McDonnell Investment
Management, LLC is incorporated by reference to exhibit (d)(2)(xiii) to PEA No. 170 filed on December 28, 2012 (Accession No.
0001193125-12-517684).

NGAM Advisors Fee Waiver/Expense
Reimbursement Undertaking dated December
31, 2012 between NGAM Advisors and the
Registrant, on behalf of McDonnell Intermediate
Municipal Bond Fund is incorporated by
reference to exhibit (h)(12) to PEA No. 170 filed on December 28, 2012 (Accession No.
0001193125-12-517684).

Rule 12b-1 Plan for Class A shares of
McDonnell Intermediate Municipal Bond Fund is incorporated by reference to exhibit
(m)(12)(a) to PEA No. 170 filed on December
28, 2012 (Accession No. 0001193125-12-
517684).

Rule 12b-1 Plan for Class C shares of
McDonnell Intermediate Municipal Bond Fund is incorporated by reference to exhibit
(m)(12)(b) to PEA No. 170 filed on December
28, 2012 (Accession No. 0001193125-12-
517684).

Registrant's Amended and Restated Plan
pursuant to Rule 18f-3(d) under the Investment
Company Act of 1940 (the "1940 Act") effective
November 16, 2012 is incorporated by reference to exhibit (n) to PEA No. 170 filed on December
28, 2012 (Accession No. 0001193125-12-
517684).

Exhibit 77Q(1)(iv)